UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2009

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 132-4(c) under the Exchange Act

ITEM 2.02	Results of Operations and Financial Condition

On April 29, 2009, the Company issued a press release regarding results for the quarter ended March 31, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On April 28, 2009, the Board of Directors of American Dental Partners, Inc. (the “Company”) filled the vacancy created by the retirement of James T. Kelly by electing David E. Milbrath, D.D.S. to serve as a Class II Director. Dr. Milbrath is the Chairman of Metropolitan Dental Management, Inc., the management company that was acquired in connection with the Company’s affiliation with Metro Dentalcare, one of the Company’s Minnesota affiliated dental groups. Dr. Milbrath earned his doctor of dental surgery degree from the University of Minnesota and in 1968, opened his first practice which led to his founding of Metro Dentalcare. He also founded Merit Dental Lab, a full-service prosthetic dental lab. At the time of affiliation with the Company, Metro Dentalcare had grown to 34 dental facilities with 90 dentists. Dr. Milbrath is a member of the American Dental Association, the Minnesota Dental Association and the Minneapolis District Dental Society. Dr. Milbrath will not serve as a member of any of the standing committees of the Board.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release dated April 29, 2009 regarding results for the quarter ended March 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

April 30, 2009	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President, Chief Financial Officer and Treasurer
(principal financial officer)